EXHIBIT 10.35

SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (“Agreement”) is made by and between Sanmina Corporation, for itself and on behalf of all its subsidiaries and affiliates, hereinafter referred to as the “Company,” and Michael Clarke, hereinafter referred to as “Employee” and is dated as of January 10, 2020 (the “Effective Date”).
WHEREAS, Employee’s service as Chief Executive Officer of the Company ended on September 30, 2019; and
WHEREAS, the Company is willing to extend Employee’s period of employment through October 30, 2020 in order for Employee to continue to provide advisory services to executive management of the Company through such date;
NOW THEREFORE, in consideration of the Company’s willingness to extend the service of Employee as described above and on the terms specified below, the Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:
1.Termination of Employment and Severance Benefits.

(a)
Employee’s employment with the Company shall terminate voluntarily at the close of business on October 30, 2020 (the “Termination Date”). Prior to the Termination Date, Employee shall provide such advisory and consulting services as are requested by executive management of the Company, which services shall be rendered by Employee by phone or email, as appropriate.

(b)
Effective January 3, 2020 and continuing through the Termination Date, Employee’s base salary shall be $3,914.84 bi-weekly, payable in accordance with the Company’s regular payroll process and subject to applicable withholding obligations of the Company, including without limitation, obligations to withhold for applicable federal, state and local income and employment taxes.

(c)	Employee agrees to the cancelation of the equity awards made to him under the 2009 Incentive Plan and listed on Exhibit A hereto, effective as of the Effective Date.
2.No Other Benefits. Employee shall not be entitled to participate in any of the Company’s benefit plans, bonus or incentive plans (including, but not limited to the fiscal 2020 Corporate Bonus Plan) following the Termination Date, except as specifically provided in such plans.
3.    Non Disclosure of Confidential Information; Return of Company Property.

(a)
Employee acknowledges and agrees that in the course of Employee’s employment with the Company, Employee has acquired: (i) confidential information including without limitation information received by the Company from third-parties, under confidential conditions; (ii) other technical, product, business, strategic, financial, Human Resources, payroll, employee, or development information from the Company, the use or disclosure of which reasonably might be construed to be contrary to the interest of the Company;

or (iii) any other proprietary information or data, including but not limited to customer lists, which Employee may have acquired during Employee’s employment (collectively, “Confidential Information”). Confidential Information shall not include any information that is generally known by or readily accessible to the public (unless due to a wrongful disclosure by Employee). Employee understands and agrees that such Confidential Information was disclosed to Employee in confidence and for use only by Employee in the performance of his job duties. Employee understands and agrees that Employee: (i) will keep such Confidential Information confidential at all times, (ii) will not disclose or communicate Confidential Information to any third-party, and (iii) will not make use of Confidential Information on Employee’s own behalf, or on behalf of any third-party. In view of the nature of Employee’s employment and the nature of Confidential Information Employee received during the course of Employee’s employment, Employee agrees that any unauthorized disclosure to third-parties of Confidential Information or other violation, or threatened violation, of this Agreement would cause irreparable damage to the confidential or trade secret status of Confidential Information and to the Company, and that, therefore, the Company, and each person constituting Employer hereunder, shall be entitled to seek an injunction prohibiting Employee from any such disclosure, attempted disclosure, violation, or threatened violation.

(b)
The terms of this Agreement, including but not limited to the amount of consideration to be paid under this Agreement, are confidential and shall not be disclosed by the parties except to the extent that Employee seeks legal or tax advice for himself concerning this Agreement and the consideration to be paid under this Agreement or as required by the Company to its accountants and attorneys, as necessary to obtain enforcement of this Agreement or to comply with applicable law.

(c)	Upon the Termination Date, Employee shall return all the Company property and Confidential Information that is in his possession or confirm that it has been destroyed.

4.    Non-disparagement. Neither party shall make any disparaging, negative or untrue statements about the other party, including without limitation statements about the Company, its products, business affairs or employees.

5.     Payment of Salary. Except as provided in Section 1(b), Employee acknowledges and represents that the Company has paid all salary, and wages, and any and all other benefits due to Employee as of the Effective Date (other than payment of salary accrued through the Effective Date payable by the Company in arrears).

6.    Release of Claims.
(a)    Claims Released. Employee, individually and on behalf of Employee’s heirs, executors, administrators, representatives, attorneys, successors, and assigns, knowingly and voluntarily releases and forever discharges the Company, including its affiliates, subsidiaries, divisions, predecessors, insurers, successors, and assigns, and their current and former employees, attorneys, officers, directors, and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and the trustees, administrators, fiduciaries, and insurers of such plans and programs (collectively, the “Released Parties”), to the full extent permitted by law, of and from any and all claims, known and unknown, asserted and unasserted, which Employee has or may have against the Released Parties as of the date of execution of this Agreement, including, but not limited to, any alleged violation of:
•Title VII of the Civil Rights Act of 1964;
•    The Civil Rights Act of 1991;
•    Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
•    The Employee Retirement Income Security Act of 1974 (“ERISA”) (as modified below);
•    The Immigration Reform and Control Act;
•    The Americans with Disabilities Act of 1990;
•    The Age Discrimination in Employment Act of 1967 (“ADEA”);
•    The Workers Adjustment and Retraining Notification Act;
•    The Occupational Safety and Health Act;
•    The Sarbanes-Oxley Act of 2002;
•    The Fair Credit Reporting Act;
•    The Family and Medical Leave Act;
•    The Equal Pay Act;
•    The Genetic Information Nondiscrimination Act of 2008;
•    California Family Rights Act – Cal. Gov’t Code § 12945.2;
•    California Fair Employment and Housing Act – Cal. Gov’t Code § 12900 et seq.;
•    California Unruh Civil Rights Act – Cal. Civ. Code § 51 et seq.;
•    Statutory Provisions Regarding the Confidentiality of AIDS Information – Cal. Health & Safety Code § 120775 et seq.;
•    California Confidentiality of Medical Information Act – Cal. Civ. Code § 56 et seq.;
•    California Parental Leave Law – Cal. Lab. Code § 230.7 et seq.;
•    California Apprenticeship Program Bias Law – Cal. Lab. Code § 3070 et seq.;
•    California Equal Pay Law – Cal. Lab. Code § 1197.5;

•    California Whistleblower Protection Law – Cal. Lab. Code § 1102.5;
•    California Military Personnel Bias Law – Cal. Mil. & Vet. Code § 394;
•    Statutory Provision Regarding California Family and Medical Leave – Cal. Lab. Code § 233;
•    Statutory Provisions Regarding California Electronic Monitoring of Employees – Cal. Lab. Code § 435;
•    The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder;
•    California Obligations of Investigative Consumer Reporting Agencies Law – Cal. Civ. Code § 1786.10 et seq.;
•    California Political Activities of Employees Law – Cal. Lab. Code § 1101 et seq.;
•    California Domestic Violence Victim Employment Leave Law – Cal. Lab. Code § 230.1;
•    California Court Leave Law – Cal. Lab. Code § 230;
•    Those other provisions of the California Labor Code that lawfully may be released;
•    The Massachusetts Law Against Discrimination, G.L. c. 151B;
•    The Massachusetts Wage Payment Statute, G.L. c. 149, §§ 148, 148A, 148B, 148C, 149, 150, 150A-150C, 151, 152, 152A, et seq.;
•    The Massachusetts Wage and Hour laws, G.L. c. 151§1A et seq.;
•    The Massachusetts Privacy Statute, G.L. c. 214, § 1B;
•    The Massachusetts Sexual Harassment Statute, G.L. c. 214 § 1C;
•    The Massachusetts Civil Rights Act, G.L. c. 12, § 11H;
•    The Massachusetts Equal Rights Act, G.L. c. 93, § 102;
•    The Massachusetts Equal Pay Act, G.L. c. 149, § 105A;
•    The Massachusetts Parental Leave Law, G.L. c. 149, § 105D;
•    Any other federal, state or local civil or human rights law or any other federal, state or local law, regulation or ordinance;
•    Any public policy, contract (express or implied), tort or common law; or
•    Any basis for recovering costs, fees or other expenses, including attorneys’ fees, incurred in these matters.

(b)    Claims Not Released. Employee is not waiving any rights Employee may have to: (i) Employee’s own vested accrued employee benefits under Employer’s health, welfare, or retirement benefit plans as of the Termination Date; (ii) the vesting of any equity awards issued by the Company other than those specified in Exhibit A hereto, (iii) benefits or rights to seek benefits under applicable workers’ compensation (except as to claims under California Labor Code sections 132a and 4553) or unemployment insurance or indemnification statutes; (iii) pursue claims that by law cannot be waived by signing this Agreement; (iv) enforce this Agreement; or (v) challenge the validity of this Agreement.
7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement from the date Employee received this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) in the event Employee wishes to revoke the Agreement, he must submit such revocation in writing and deliver to Alan Reid, Executive Vice President, Global Human Resources within seven (7) days following his signing of the Agreement; and (e) this Agreement shall not be effective until the revocation period has expired. If Employee signs this Agreement before the twenty-one (21) day consideration period expires, Employee agrees that Employee knowingly and voluntarily has accepted the shortening of the twenty-one (21) day consideration period.
8. Civil Code Section 1542. Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that California Civil Code Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.
9. Non-Solicitation. For a period of one (1) year from the Termination Date, in order to protect the confidential information of the Company, Employee agrees that he will not, directly or indirectly, or by action in concert with others, influence, induce or seek to influence or induce any person who is engaged as a employee, agent or independent contractor of the Company (“Company Employee”) to terminate his or her relationship with the Company, provided, however, that nothing in this Agreement shall prohibit Employee (or the party by which he is engaged) from posting general solicitations for employment that is not intentionally directed at Company Employees.
10. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.
11. Final and Binding Arbitration; Governing Law. The Parties agree that in the event any disputes arise relating to the terms of this Agreement, their interpretation, and any of the matters herein released, the Parties shall submit such disputes to final and binding arbitration in San Jose, California before the American Arbitration Association (AAA) applying the laws of the State of California, notwithstanding any conflict of laws rules. The Company shall be responsible for any arbitration filing fee and other case management or administrative fee required by AAA; otherwise, each party will be responsible for their costs and attorneys’ expenses. The cost of the arbitrator and, if charged separately, meeting room will be split equally between the parties.
12. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement and Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise against any of the claims or causes of action released herein.
13. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
14. Assignment. Employee’s rights and obligations under this Agreement shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall be assignable by the Company.
15. Successors. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, Employee and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation, or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger or to which the assets shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement.
16. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be deemed prohibited or invalid under applicable law, that provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate or impair the remainder of such provision or any other provision of this Agreement. If such provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to its maximum scope or breadth permitted by law.
18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee with respect to his employment relationship with the Company, his compensation by the Company and his separation from the Company and supersedes and replaces any and all prior agreements and understandings with respect thereto; provided, however, that any confidentiality agreement executed by Employee prior to the date hereof shall not be superseded by this Agreement and shall remain in full force and effect. In the event of a conflict between the terms of such confidentiality agreement and the terms contained herein, the provisions of this Agreement shall control.
19. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Company’s Executive Vice President, Global Human Resources.
20. Effective Date. This Agreement is effective on the eighth (8th) day after it has been signed by both Parties. FOR THE AVOIDANCE OF ANY DOUBT, IF EMPLOYEE ELECTS NOT TO SIGN THIS SEPARATION AGREEMENT WITHIN THE TWENTY-ONE CALENDAR DAY CONSIDERATION PERIOD SPECIFIED IN SECTION 7 ABOVE, THE COMPANY’S OFFER OF CONSIDERATION WILL BE, AND WILL BE DEEMED, WITHDRAWN WITHOUT FURTHER ACTION OR NOTICE, AND THIS AGREEMENT, AND EACH OF ITS TERMS, SHALL BE NULL AND VOID.
21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
22. Voluntary Execution of Agreement. The Parties acknowledge that:

(a)	They have read this Agreement;

(b)	They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)	They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)	They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
SANMINA CORPORATION

Dated: January 10, 2020             By /s/ Alan Reid
Alan Reid
Executive Vice President, Global Human Resources

EMPLOYEE
Dated: January 10, 2020             /s/ Michael Clarke                                                 Michael Clarke

EXHIBIT A
EQUITY AWARDS TO BE CANCELED

Grant Number	Grant Date	Number of Shares
RS172225	October 15, 2018	40,000
RS172227	October 15, 2018	50,000
RS172228	October 15, 2018	50,000
NO172229	October 15, 2018	150,000